Exhibit (h)(2)

FORM OF FOLLOW-ON DEALER MANAGER AGREEMENT

(THIS “FOLLOW-ON DEALER MANAGER AGREEMENT”)

WHEREAS, FS2 Capital Partners, LLC, a Delaware limited liability company (the “Dealer Manager”), serves as dealer manager to FS Investment Corporation II, a Maryland corporation (the “Company”), in its initial public offering of up to 200,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-175654) (the “Existing Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2011, as supplemented and amended from time to time, and a Dealer Manager Agreement, dated February 8, 2012 (the “Dealer Manager Agreement”), among the Company, the Dealer Manager and FSIC II Advisor, LLC, a Delaware limited liability company and investment adviser to the Company (the “Advisor”);

WHEREAS, on October 17, 2012, the Company filed a registration statement on Form N-2 (File No. 333-184474) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of up to an additional 100,000,000 shares of Common Stock (the “Follow-On Shares”);

WHEREAS, the Company desires that the Dealer Manager be engaged to sell and distribute the Follow-On Shares in the Follow-On Offering pursuant to the terms of this Follow-On Dealer Manager Agreement; and

WHEREAS, the Dealer Manager intends to enter into a Follow-On Selected Dealer Agreement in the form attached hereto as Exhibit A (the “Follow-On Selected Dealer Agreement”), pursuant to which selected dealers (each, a “Selected Dealer”) engaged by the Dealer Manager to participate in the distribution of the Common Stock will sell and distribute the Follow-On Shares in the Follow-On Offering.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Dealer Manager Agreement. The provisions of the Dealer Manager Agreement in effect as of the date hereof are hereby incorporated by reference and made a part of this Follow-On Dealer Manager Agreement, subject to the following amendments and supplements:

a.	Offered Shares. The term “Offered Shares” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Shares, which will be issued and sold to the public on a best efforts basis, as set forth in the Follow-On Registration Statement.

b.	Offering. The term “Offering” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Offering.

c.

Registration Statement and Prospectus. The term “Registration Statement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Registration Statement and all references in the Dealer

Manager Agreement to “No. 333-175654” are hereby deleted and replaced in their entirety with the following: “No. 333-184474.” For the avoidance of doubt, the term “Prospectus” means the prospectus in the form constituting a part of the Follow-On Registration Statement, as well as in the form filed with the SEC pursuant to Rule 497 after the Follow-On Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto.

d.	Offering Price. The initial offering price of the Follow-On Shares in the Follow-On Offering shall be the price per share of Common Stock set forth in the Prospectus (subject to, in certain circumstances, to discounts based upon the volume of shares purchased and other adjustments described or otherwise provided for in the section of the Prospectus entitled “Plan of Distribution”).

e.	Selected Dealer Agreement. The term “Selected Dealer Agreement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Selected Dealer Agreement attached hereto as Exhibit A, pursuant to which the Selected Dealer will sell and distribute the Follow-On Shares in the Follow-On Offering.

f.	Other References. All references in the Dealer Manager Agreement to “McGladrey & Pullen LLP” are hereby deleted and replaced in their entirety with “McGladrey LLP.” The term “SEC” and “Commission” in the Follow-On Dealer Manager Agreement shall mean the Securities and Exchange Commission.

g.	Effectiveness. This Follow-On Dealer Manager Agreement shall be effective upon the later of (i) the date the Follow-On Registration Statement is declared effective by the SEC and (ii) the date upon which this Follow-On Dealer Manager Agreement is executed by the Company. All references in the Dealer Manager Agreement to “the date hereof” are hereby deleted and replaced in their entirety with the following: “the effective date of this Agreement.”

h.	Entire Agreement. The provisions of the Dealer Manager Agreement incorporated by reference herein, and this Follow-On Dealer Manager Agreement, together with the Exhibits attached, shall constitute the entire agreement among the parties and shall supersede any understanding, whether written or oral, prior to the date hereof with respect to the Follow-On Offering.

2. Continued Effect of Existing Dealer Manager Agreement. All terms and conditions of the existing Dealer Manager Agreement between the Company and the Dealer Manger with respect to the shares of Common Stock to be issued and sold pursuant to the Existing Registration Statement shall remain unmodified and in full force and effect.

3. Effect of Future Amendments. For the avoidance of doubt, any amendment, supplement or other modification to any provision(s) of the Dealer Manger Agreement entered into after the date hereof shall not be incorporated and made part of this Follow-On Dealer Manager Agreement, unless expressly agreed to by the parties hereto in writing.

4. Counterparts. The parties hereto may sign any number of copies of this Follow-On Dealer Manager Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Follow-On

Dealer Manager Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Follow-On Dealer Manager Agreement or such other document or instrument, as applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Follow-On Dealer Manager Agreement to be duly executed as of the last date written below.

COMPANY:

Date:	FS INVESTMENT CORPORATION II

By:
Name:
Title:

DEALER MANAGER:

Date:	FS2 CAPITAL PARTNERS, LLC

By:
Name:
Title:

ADVISOR:

Date:	FSIC II ADVISOR, LLC

By:
Name:
Title:

EXHIBIT A

FORM OF FOLLOW-ON

SELECTED DEALER AGREEMENT

(THIS “FOLLOW-ON SELECTED DEALER AGREEMENT”)

WHEREAS, FS2 Capital Partners, LLC, a Delaware limited liability company (the “Dealer Manager”), serves as dealer manager to FS Investment Corporation II, a Maryland corporation (the “Corporation”), in its initial public offering of up to 200,000,000 shares of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-175654) (the “Existing Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2011, as supplemented and amended from time to time, and a Dealer Manager Agreement, dated February 8, 2012 (the “Dealer Manager Agreement”), among the Corporation, the Dealer Manager and FSIC II Advisor, LLC, a Delaware limited liability company and investment adviser to the Corporation (the “Advisor”);

WHEREAS, the undersigned (the “Selected Dealer”) and the Dealer Manager are parties to a Selected Dealer Agreement (as may have been amended from time to time, the “Selected Dealer Agreement”) with respect to the Common Stock to be issued and sold pursuant to the Existing Registration Statement;

WHEREAS, on October 17, 2012, the Corporation filed a registration statement on Form N-2 (File No. 333-184474) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of up to an additional 100,000,000 shares of Common Stock (the “Follow-On Shares”) to be sold and distributed by the Dealer Manager pursuant to a Follow-On Dealer Manager Agreement, which is attached hereto as Exhibit A (the “Follow-On Dealer Manager Agreement”);

WHEREAS, the Dealer Manager has entered into the Follow-On Dealer Manager Agreement pursuant to which it will sell and distribute the Follow-On Shares pursuant to the Follow-On Offering; and

WHEREAS, the Dealer Manager and the Selected Dealer desire to enter into this Follow-On Selected Dealer Agreement (the “Follow-On Selected Dealer Agreement”) pursuant to which the Selected Dealer will sell and distribute the Follow-On Shares pursuant to the Follow-On Offering.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Incorporation of Selected Dealer Agreement. The provisions of the Selected Dealer Agreement in effect as of the date hereof are hereby incorporated by reference and made a part of this Follow-On Selected Dealer Agreement, subject to the following amendments and supplements:

a.	Dealer Manager Agreement. The term “Dealer Manager Agreement” as used in the provisions of the Selected Dealer Agreement incorporated by reference herein shall mean the Follow-On Dealer Manager Agreement attached hereto as Exhibit A.

b.	Offered Shares. The term “Offered Shares” as used in the provisions of the Selected Dealer Agreement incorporated by reference herein shall mean the Follow-On Shares, which will be issued and sold to the public on a best efforts basis, as set forth in the Follow-On Registration Statement.

c.	Offering. The term “Offering” as used in the provisions of the Selected Dealer Agreement incorporated by reference herein shall mean the Follow-On Offering.

d.	Registration Statement. All references in the Selected Dealer Agreement to “No. 333-175654” are hereby deleted and replaced in their entirety with the following: “No. 333-184474.”

e.	Offering Price. The initial offering price of the Follow-On Shares in the Follow-On Offering shall be the price per share of Common Stock set forth in the Prospectus (subject to, in certain circumstances, to discounts based upon the volume of shares purchased and other adjustments described or otherwise provided for in the section of the Prospectus entitled “Plan of Distribution”).

f.	Effectiveness. The first sentence of Section XIV of the Selected Dealer Agreement is hereby deleted and replaced in its entirety with the following: “This Follow-On Selected Dealer Agreement shall be effective upon the later of (i) the date the Follow-On Registration Statement is declared effective by the SEC and (ii) the date upon which this Follow-On Selected Dealer Agreement is executed by the Corporation.”

g.	Entire Agreement. The provisions of the Selected Dealer Agreement incorporated by reference herein, and this Follow-On Selected Dealer Agreement, together with the Exhibits attached, shall constitute the entire agreement among the parties and shall supersede any understanding, whether written or oral, prior to the date hereof with respect to the Follow-On Offering.

2.	Continued Effect of Existing Selected Dealer Agreement. All terms and conditions of the existing Selected Dealer Agreement between the Dealer Manager and the Selected Dealer with respect to the shares of Common Stock to be issued and sold pursuant to the Existing Registration Statement shall remain unmodified and in full force and effect.

3.	Effect of Future Amendments. For the avoidance of doubt, any amendment, supplement or other modification to any provision(s) of the Selected Dealer Agreement entered into after the date hereof shall not be incorporated and made part of this Follow-On Selected Dealer Agreement, unless expressly agreed to by the parties hereto in writing.

4.	Counterparts. The parties hereto may sign any number of copies of this Follow-On Selected Dealer Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Follow-On Selected Dealer Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Follow-On Selected Dealer Agreement or such other document or instrument, as applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Follow-On Selected Dealer Agreement to be duly executed as of the last date written below.

DEALER MANAGER:

Date:	FS2 CAPITAL PARTNERS, LLC

By:
Name:
Title:

Date:	SELECTED DEALER:

By:
Name:
Title: